Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby make, constitute and appoint Morgan K. O’Brien, Maureen L. Hogel and Mark E. Kaplan, and each of them severally, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments to any and all Registration Statements of Duquesne Light Holdings, Inc., outstanding as of the date set forth opposite such person’s signature, and to file the same with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

/s/ Pritam M. Advani	May 15, 2007
Pritam M. Advani	Date

/s/ Doreen E. Boyce	May 7, 2007
Doreen E. Boyce	Date

/s/ Robert P. Bozzone	May 11, 2007
Robert P. Bozzone	Date

/s/ Charles C. Cohen	May 7, 2007
Charles C. Cohen	Date

/s/ Sigo Falk	May 8, 2007
Sigo Falk	Date

/s/ Joseph C. Guyaux	May 6, 2007
Joseph C. Guyaux	Date

/s/ David M. Kelly	May 5, 2007
David M. Kelly	Date

/s/ Morgan K. O’Brien	May 4, 2007
Morgan K. O’Brien	Date

/s/ John D. Turner	May 4, 2007
John D. Turner	Date